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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 24, 2000 (except with respect to the matter discussed in paragraph 2 of Note 10, as to which the date is February 11, 2000) included in Republic Services Inc.'s Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.

Fort Lauderdale, Florida
September 11, 2000.